Exhibit 99.2

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited)
Fourth Quarter 2024

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release

Table of Contents

Page

Financial Highlights	1

Selected Ratios and Other Information*	2

Consolidated Balance Sheets	3

Loans	4

Deposits	6

Consolidated Statements of Income	8

Consolidated Average Daily Balances and Yield / Rate Analysis	10

Pre-Tax Pre-Provision Income ("PPI")* and Adjusted PPI*	13

Non-Interest Income, Mortgage Income, Wealth Management Income and Capital Markets Income	14

Non-Interest Expense	16

Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures*
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income / Expense, Adjusted Operating Leverage Ratios, Adjusted Total Revenue, Return Ratios, Tangible Common Ratios, and Common Equity Tier 1 (CET1) Ratios	17

Credit Quality
Allowance for Credit Losses, Net Charge-Offs and Related Ratios, Adjusted Net Charge-Offs and Related Ratios	21
Non-Accrual Loans (excludes loans held for sale), Early and Late Stage Delinquencies	23

Forward-Looking Statements	24

*Use of non-GAAP financial measures
Regions believes that the presentation of non-GAAP financial measures provides a meaningful basis for period to period comparisons, which management believes will assist investors in assessing the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes certain adjustments does not represent the amount that effectively accrues directly to shareholders. Additionally, our non-GAAP financial measures may not be comparable to similar non-GAAP financial measures used by other companies.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Financial Highlights

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Earnings Summary
Interest income - taxable equivalent	$1,815	$1,832	$1,774	$1,737	$1,764
Interest expense - taxable equivalent	572	602	576	540	520
Net interest income - taxable equivalent	1,243	1,230	1,198	1,197	1,244
Less: Taxable-equivalent adjustment	13	12	12	13	13
Net interest income	1,230	1,218	1,186	1,184	1,231
Provision for credit losses	120	113	102	152	155
Net interest income after provision for credit losses	1,110	1,105	1,084	1,032	1,076
Non-interest income	585	572	545	563	580
Non-interest expense	1,038	1,069	1,004	1,131	1,185
Income before income taxes	657	608	625	464	471
Income tax expense	123	118	124	96	80
Net income	$534	$490	$501	$368	$391
Net income available to common shareholders	$508	$446	$477	$343	$367

Weighted-average shares outstanding—during quarter:
Basic	911	914	917	921	931
Diluted	915	918	918	923	931

Earnings per common share - basic	$0.56	$0.49	$0.52	$0.37	$0.39
Earnings per common share - diluted	$0.56	$0.49	$0.52	$0.37	$0.39

Balance Sheet Summary
At quarter-end
Loans, net of unearned income	$96,727	$96,789	$97,508	$96,862	$98,379
Allowance for credit losses	(1,729)	(1,728)	(1,732)	(1,731)	(1,700)
Assets	157,302	157,426	154,052	154,909	152,194
Deposits	127,603	126,376	126,616	128,982	127,788
Long-term borrowings	5,993	6,016	5,083	3,327	2,330
Shareholders' equity	17,879	18,676	17,169	17,044	17,429
Average balances
Loans, net of unearned income	$96,408	$97,040	$97,281	$97,420	$98,293
Assets	156,508	154,667	152,867	151,444	151,738
Deposits	126,493	125,950	126,901	127,126	126,414
Long-term borrowings	6,025	5,351	3,595	2,405	3,627
Shareholders' equity	18,042	18,047	16,713	17,121	16,274

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Selected Ratios and Other Information

	As of and for Quarter Ended
	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Return on average assets* (1)	1.36%	1.26%	1.32%	0.98%	1.02%
Return on average common shareholders' equity*	12.39%	10.88%	12.74%	8.92%	9.95%
Return on average tangible common shareholders’ equity (non-GAAP)* (2)	19.19%	16.87%	20.75%	14.31%	16.57%
Return on average tangible common shareholders’ equity excluding AOCI (non-GAAP)* (2)	15.46%	13.69%	15.02%	10.81%	11.45%
Efficiency ratio	56.8%	59.3%	57.6%	64.3%	65.0%
Adjusted efficiency ratio (non-GAAP) (2)	55.4%	56.9%	57.6%	60.6%	56.9%
Dividend payout ratio (3)	44.7%	51.3%	46.1%	64.2%	60.5%
Common book value per share	$17.77	$18.62	$16.94	$16.76	$17.07
Tangible common book value per share (non-GAAP) (2)	$11.42	$12.26	$10.61	$10.42	$10.77
Total shareholders' equity to total assets	11.37%	11.86%	11.14%	11.00%	11.45%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (2)	6.86%	7.37%	6.55%	6.42%	6.79%
Common equity Tier 1 (4)	$13,434	$13,185	$13,093	$12,913	$12,976
Total risk-weighted assets (4)	$124,493	$124,645	$125,682	$125,167	$126,475
Common equity Tier 1 ratio (4)	10.8%	10.6%	10.4%	10.3%	10.3%
Adjusted common equity Tier 1 ratio (non-GAAP) (2)(4)	8.8%	9.1%	8.2%	8.2%	8.3%
Tier 1 capital ratio (4)	12.2%	12.0%	11.7%	11.6%	11.6%
Total risk-based capital ratio (4)	14.1%	13.9%	13.6%	13.6%	13.4%
Leverage ratio (4)	9.9%	9.8%	9.8%	9.8%	9.7%
Effective tax rate	18.9%	19.4%	19.8%	20.7%	17.0%
Allowance for credit losses as a percentage of loans, net of unearned income	1.79%	1.79%	1.78%	1.79%	1.73%
Allowance for credit losses to non-performing loans, excluding loans held for sale	186%	210%	204%	191%	211%
Net interest margin (FTE)*	3.55%	3.54%	3.51%	3.55%	3.60%
Loans, net of unearned income, to total deposits	75.8%	76.6%	77.0%	75.1%	77.0%
Net charge-offs as a percentage of average loans*	0.49%	0.48%	0.42%	0.50%	0.54%
Adjusted net charge-offs as a percentage of average loans (non-GAAP)* (2)	0.49%	0.48%	0.42%	0.50%	0.39%
Non-performing loans, excluding loans held for sale, as a percentage of loans	0.96%	0.85%	0.87%	0.94%	0.82%
Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale	0.97%	0.87%	0.88%	0.95%	0.84%
Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties, and non-performing loans held for sale (5)	1.15%	1.06%	1.06%	1.10%	1.01%
Associate headcount—full-time equivalent	19,644	19,560	19,595	19,641	20,101
ATMs	2,011	2,019	2,022	2,019	2,023
Branch Statistics
Full service	1,227	1,235	1,236	1,236	1,242
Drive-through/transaction service only	26	26	26	27	29
Total branch outlets	1,253	1,261	1,262	1,263	1,271

	Year Ended December 31
	2024	2023
Return on average assets (1)	1.23%	1.36%
Return on average common shareholders' equity	11.24%	13.29%
Return on average tangible common shareholders’ equity (non-GAAP) (2)	17.77%	21.93%
Return on average tangible common shareholders’ equity excluding AOCI (non-GAAP) (2)	13.76%	15.91%
Efficiency ratio	59.5%	57.9%
Adjusted efficiency ratio (non-GAAP) (2)	57.6%	55.9%
Dividend payout ratio (3)	50.5%	41.6%
Effective tax rate	19.6%	20.5%
Net interest margin (FTE)	3.54%	3.90%
Net charge-offs as a percentage of average loans	0.47%	0.40%
Adjusted net charge-offs as a percentage of average loans (non-GAAP) (2)	0.47%	0.37%
*Annualized
(1)Calculated by dividing net income by average assets.
(2)See reconciliation of GAAP to non-GAAP Financial Measures on pages 13, 17, 19 and 21.
(3)Dividend payout ratio reflects dividends declared within the applicable period.
(4)Current quarter Common equity Tier 1 as well as Total risk-weighted assets, Tier 1 capital, Total risk-based capital and Leverage ratios are estimated.
(5)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 23 for amounts related to these loans.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Consolidated Balance Sheets

	As of
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Assets:
Cash and due from banks	$2,893	$2,665	$2,955	$2,527	$2,635
Interest-bearing deposits in other banks	7,819	7,856	5,524	8,723	4,166
Debt securities held to maturity	4,427	2,787	733	743	754
Debt securities available for sale	26,224	28,698	28,537	27,881	28,104
Loans held for sale	594	522	552	417	400
Loans, net of unearned income	96,727	96,789	97,508	96,862	98,379
Allowance for loan losses	(1,613)	(1,607)	(1,621)	(1,617)	(1,576)
Net loans	95,114	95,182	95,887	95,245	96,803
Other earning assets	1,616	1,625	1,844	1,478	1,417
Premises and equipment, net	1,673	1,648	1,630	1,635	1,642
Interest receivable	572	596	608	588	614
Goodwill	5,733	5,733	5,733	5,733	5,733
Residential mortgage servicing rights at fair value (MSRs)	1,007	971	1,020	1,026	906
Other identifiable intangible assets, net	169	178	187	196	205
Other assets	9,461	8,965	8,842	8,717	8,815
Total assets	$157,302	$157,426	$154,052	$154,909	$152,194
Liabilities and Equity:
Deposits:
Non-interest-bearing	$39,138	$39,698	$40,927	$41,824	$42,368
Interest-bearing	88,465	86,678	85,689	87,158	85,420
Total deposits	127,603	126,376	126,616	128,982	127,788
Borrowed funds:
Short-term borrowings	500	1,500	513	1,000	—
Long-term borrowings	5,993	6,016	5,083	3,327	2,330
Other liabilities	5,296	4,807	4,638	4,522	4,583
Total liabilities	139,392	138,699	136,850	137,831	134,701
Equity:
Preferred stock, non-cumulative perpetual	1,715	1,715	1,659	1,659	1,659
Common stock	9	10	10	10	10
Additional paid-in capital	11,394	11,438	11,575	11,666	11,757
Retained earnings	9,060	8,778	8,561	8,304	8,186
Treasury stock, at cost	(1,371)	(1,371)	(1,371)	(1,371)	(1,371)
Accumulated other comprehensive income (loss), net	(2,928)	(1,894)	(3,265)	(3,224)	(2,812)
Total shareholders’ equity	17,879	18,676	17,169	17,044	17,429
Noncontrolling interest	31	51	33	34	64
Total equity	17,910	18,727	17,202	17,078	17,493
Total liabilities and equity	$157,302	$157,426	$154,052	$154,909	$152,194

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
End of Period Loans

	As of
						12/31/2024		12/31/2024
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	vs. 9/30/2024		vs. 12/31/2023
Commercial and industrial	$49,671	$49,565	$50,222	$49,701	$50,865	$106	0.2%	$(1,194)	(2.3)%
Commercial real estate mortgage—owner-occupied	4,841	4,873	4,781	4,788	4,887	(32)	(0.7)%	(46)	(0.9)%
Commercial real estate construction—owner-occupied	333	341	370	306	281	(8)	(2.3)%	52	18.5%
Total commercial	54,845	54,779	55,373	54,795	56,033	66	0.1%	(1,188)	(2.1)%
Commercial investor real estate mortgage	6,567	6,562	6,536	6,422	6,605	5	0.1%	(38)	(0.6)%
Commercial investor real estate construction	2,143	2,250	2,301	2,341	2,245	(107)	(4.8)%	(102)	(4.5)%
Total investor real estate	8,710	8,812	8,837	8,763	8,850	(102)	(1.2)%	(140)	(1.6)%
Total business	63,555	63,591	64,210	63,558	64,883	(36)	(0.1)%	(1,328)	(2.0)%
Residential first mortgage	20,094	20,125	20,206	20,199	20,207	(31)	(0.2)%	(113)	(0.6)%
Home equity—lines of credit (1)	3,150	3,130	3,142	3,155	3,221	20	0.6%	(71)	(2.2)%
Home equity—closed-end (2)	2,390	2,404	2,410	2,415	2,439	(14)	(0.6)%	(49)	(2.0)%
Consumer credit card	1,445	1,372	1,349	1,314	1,341	73	5.3%	104	7.8%
Other consumer—exit portfolios (3)	4	9	17	28	43	(5)	(55.6)%	(39)	(90.7)%
Other consumer	6,089	6,158	6,174	6,193	6,245	(69)	(1.1)%	(156)	(2.5)%
Total consumer	33,172	33,198	33,298	33,304	33,496	(26)	(0.1)%	(324)	(1.0)%
Total Loans	$96,727	$96,789	$97,508	$96,862	$98,379	$(62)	(0.1)%	$(1,652)	(1.7)%
______
(1)     The balance of Regions' home equity lines of credit consists of $1,448 million of first lien and $1,702 million of second lien at 12/31/2024.
(2)    The balance of Regions' closed-end home equity loans consists of $1,895 million of first lien and $495 million of second lien at 12/31/2024.
(3)    Subsequent to the GreenSky loan sale in the fourth quarter of 2023, the exit portfolio consists primarily of indirect auto loans.

	As of
End of Period Loans by Percentage(1)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Commercial and industrial	51.4%	51.2%	51.5%	51.3%	51.7%
Commercial real estate mortgage—owner-occupied	5.0%	5.0%	4.9%	4.9%	5.0%
Commercial real estate construction—owner-occupied	0.3%	0.4%	0.4%	0.3%	0.3%
Total commercial	56.7%	56.6%	56.8%	56.6%	57.0%
Commercial investor real estate mortgage	6.8%	6.8%	6.7%	6.6%	6.7%
Commercial investor real estate construction	2.2%	2.3%	2.4%	2.4%	2.3%
Total investor real estate	9.0%	9.1%	9.1%	9.0%	9.0%
Total business	65.7%	65.7%	65.9%	65.6%	66.0%
Residential first mortgage	20.8%	20.8%	20.7%	20.9%	20.5%
Home equity—lines of credit	3.3%	3.2%	3.2%	3.3%	3.3%
Home equity—closed-end	2.5%	2.5%	2.5%	2.5%	2.5%
Consumer credit card	1.5%	1.4%	1.4%	1.4%	1.4%
Other consumer	6.3%	6.4%	6.3%	6.4%	6.3%
Total consumer	34.3%	34.3%	34.1%	34.4%	34.0%
Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Amounts have been calculated using whole dollar values, and therefore may not add to total amounts.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Average Balances of Loans

	Average Balances
($ amounts in millions)	4Q24	3Q24	2Q24	1Q24	4Q23	4Q24 vs. 3Q24		4Q24 vs. 4Q23
Commercial and industrial	$49,357	$49,847	$50,046	$50,090	$50,939	$(490)	(1.0)%	$(1,582)	(3.1)%
Commercial real estate mortgage—owner-occupied	4,869	4,877	4,765	4,833	4,864	(8)	(0.2)%	5	0.1%
Commercial real estate construction—owner-occupied	343	335	350	298	272	8	2.4%	71	26.1%
Total commercial	54,569	55,059	55,161	55,221	56,075	(490)	(0.9)%	(1,506)	(2.7)%
Commercial investor real estate mortgage	6,491	6,495	6,610	6,558	6,574	(4)	(0.1)%	(83)	(1.3)%
Commercial investor real estate construction	2,165	2,264	2,229	2,275	2,198	(99)	(4.4)%	(33)	(1.5)%
Total investor real estate	8,656	8,759	8,839	8,833	8,772	(103)	(1.2)%	(116)	(1.3)%
Total business	63,225	63,818	64,000	64,054	64,847	(593)	(0.9)%	(1,622)	(2.5)%
Residential first mortgage	20,107	20,147	20,191	20,188	20,132	(40)	(0.2)%	(25)	(0.1)%
Home equity—lines of credit	3,135	3,128	3,145	3,182	3,231	7	0.2%	(96)	(3.0)%
Home equity—closed-end	2,392	2,402	2,412	2,423	2,432	(10)	(0.4)%	(40)	(1.6)%
Consumer credit card	1,398	1,359	1,331	1,315	1,295	39	2.9%	103	8.0%
Other consumer—exit portfolios (1)	6	13	22	35	110	(7)	(53.8)%	(104)	(94.5)%
Other consumer	6,145	6,173	6,180	6,223	6,246	(28)	(0.5)%	(101)	(1.6)%
Total consumer	33,183	33,222	33,281	33,366	33,446	(39)	(0.1)%	(263)	(0.8)%
Total Loans	$96,408	$97,040	$97,281	$97,420	$98,293	$(632)	(0.7)%	$(1,885)	(1.9)%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2024	2023	2024 vs. 2023
Commercial and industrial	$49,834	$51,465	$(1,631)	(3.2)%
Commercial real estate mortgage—owner-occupied	4,836	4,900	(64)	(1.3)%
Commercial real estate construction—owner-occupied	332	283	49	17.3%
Total commercial	55,002	56,648	(1,646)	(2.9)%
Commercial investor real estate mortgage	6,538	6,453	85	1.3%
Commercial investor real estate construction	2,233	2,117	116	5.5%
Total investor real estate	8,771	8,570	201	2.3%
Total business	63,773	65,218	(1,445)	(2.2)%
Residential first mortgage	20,158	19,612	546	2.8%
Home equity—lines of credit	3,147	3,328	(181)	(5.4)%
Home equity—closed-end	2,407	2,435	(28)	(1.1)%
Consumer credit card	1,351	1,243	108	8.7%
Other consumer—exit portfolios (1)	19	367	(348)	(94.8)%
Other consumer	6,181	6,036	145	2.4%
Total consumer	33,263	33,021	242	0.7%
Total Loans	$97,036	$98,239	$(1,203)	(1.2)%
_____
(1)Subsequent to the GreenSky loan sale in the fourth quarter of 2023, the exit portfolio consists primarily of indirect auto loans.

.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
End of Period Deposits

	As of
						12/31/2024		12/31/2024
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	vs. 9/30/2024		vs. 12/31/2023
Interest-free deposits	$39,138	$39,698	$40,927	$41,824	$42,368	$(560)	(1.4)%	$(3,230)	(7.6)%
Interest-bearing checking	25,079	23,704	23,631	24,668	24,480	1,375	5.8%	599	2.4%
Savings	12,022	12,085	12,386	12,786	12,604	(63)	(0.5)%	(582)	(4.6)%
Money market—domestic	35,644	35,205	34,438	34,251	33,364	439	1.2%	2,280	6.8%
Time deposits	15,720	15,684	15,234	15,453	14,972	36	0.2%	748	5.0%
Total Deposits	$127,603	$126,376	$126,616	$128,982	$127,788	$1,227	1.0%	$(185)	(0.1)%

	As of
						12/31/2024		12/31/2024
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	vs. 9/30/2024		vs. 12/31/2023
Consumer Bank Segment	$78,637	$78,858	$80,126	$81,129	$80,031	$(221)	(0.3)%	$(1,394)	(1.7)%
Corporate Bank Segment	38,361	36,955	36,529	37,043	36,883	1,406	3.8%	1,478	4.0%
Wealth Management Segment	7,736	7,520	7,383	7,792	7,694	216	2.9%	42	0.5%
Other (1)	2,869	3,043	2,578	3,018	3,180	(174)	(5.7)%	(311)	(9.8)%
Total Deposits	$127,603	$126,376	$126,616	$128,982	$127,788	$1,227	1.0%	$(185)	(0.1)%

	As of
						12/31/2024		12/31/2024
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	vs. 9/30/2024		vs. 12/31/2023
Wealth Management - Private Wealth	$6,998	$6,676	$6,430	$6,664	$6,719	$322	4.8%	$279	4.2%
Wealth Management - Institutional Services	738	844	953	1,128	975	(106)	(12.6)%	(237)	(24.3)%
Total Wealth Management Segment Deposits	$7,736	$7,520	$7,383	$7,792	$7,694	$216	2.9%	$42	0.5%

	As of
End of Period Deposits by Percentage	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Interest-free deposits	30.7%	31.4%	32.3%	32.4%	33.2%
Interest-bearing checking	19.7%	18.8%	18.7%	19.1%	19.2%
Savings	9.4%	9.6%	9.8%	9.9%	9.9%
Money market—domestic	27.9%	27.9%	27.2%	26.6%	26.1%
Time deposits	12.3%	12.3%	12.0%	12.0%	11.6%
Total Deposits	100.0%	100.0%	100.0%	100.0%	100.0%
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and additional wholesale funding arrangements. Other deposits includes brokered deposits totaling $2.2 billion at 12/31/2024, $2.3 billion at 9/30/2024, $1.8 billion at 6/30/2024, $2.3 billion at 3/31/2024 and $2.4 billion at 12/31/2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Average Balances of Deposits

	Average Balances
($ amounts in millions)	4Q24	3Q24	2Q24	1Q24	4Q23	4Q24 vs. 3Q24		4Q24 vs. 4Q23
Interest-free deposits	$39,424	$39,690	$40,516	$40,926	$43,167	$(266)	(0.7)%	$(3,743)	(8.7)%
Interest-bearing checking	24,060	23,599	24,026	24,682	23,128	461	2.0%	932	4.0%
Savings	12,020	12,183	12,536	12,594	12,858	(163)	(1.3)%	(838)	(6.5)%
Money market—domestic	35,264	35,051	34,368	33,646	33,216	213	0.6%	2,048	6.2%
Time deposits	15,725	15,427	15,455	15,278	14,045	298	1.9%	1,680	12.0%
Total Deposits	$126,493	$125,950	$126,901	$127,126	$126,414	$543	0.4%	79	0.1%

	Average Balances
($ amounts in millions)	4Q24	3Q24	2Q24	1Q24	4Q23	4Q24 vs. 3Q24		4Q24 vs. 4Q23
Consumer Bank Segment	$78,476	$78,904	$79,809	$79,150	$79,384	$(428)	(0.5)%	$(908)	(1.1)%
Corporate Bank Segment	37,426	36,867	36,669	37,064	36,291	559	1.5%	1,135	3.1%
Wealth Management Segment	7,492	7,374	7,534	7,766	7,690	118	1.6%	(198)	(2.6)%
Other (1)	3,099	2,805	2,889	3,146	3,049	294	10.5%	50	1.6%
Total Deposits	$126,493	$125,950	$126,901	$127,126	$126,414	$543	0.4%	$79	0.1%

	Average Balances
($ amounts in millions)	4Q24	3Q24	2Q24	1Q24	4Q23	4Q24 vs. 3Q24		4Q24 vs. 4Q23
Wealth Management - Private Wealth	$6,700	$6,557	$6,577	$6,720	$6,677	$143	2.2%	$23	0.3%
Wealth Management - Institutional Services	792	817	957	1,046	1,013	(25)	(3.1)%	(221)	(21.8)%
Total Wealth Management Segment Deposits	$7,492	$7,374	$7,534	$7,766	$7,690	$118	1.6%	$(198)	(2.6)%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2024	2023	2024 vs. 2023
Interest-free deposits	$40,136	$46,150	$(6,014)	(13.0)%
Interest-bearing checking	24,090	23,319	771	3.3%
Savings	12,332	14,165	(1,833)	(12.9)%
Money market—domestic	34,586	32,364	2,222	6.9%
Time deposits	15,471	10,545	4,926	46.7%
Total Deposits	$126,615	$126,543	$72	0.1%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2024	2023	2024 vs. 2023
Consumer Bank Segment	$79,083	$80,659	$(1,576)	(2.0)%
Corporate Bank Segment	37,007	35,585	1,422	4.0%
Wealth Management Segment	7,541	7,766	(225)	(2.9)%
Other (1)	2,984	2,533	451	17.8%
Total Deposits	$126,615	$126,543	$72	0.1%

	Average Balances
	Twelve Months Ended December 31
($ amounts in millions)	2024	2023	2024 vs. 2023
Wealth Management - Private Wealth	$6,638	$7,001	$(363)	(5.2)%
Wealth Management - Institutional Services	903	765	138	18.0%
Total Wealth Management Segment Deposits	$7,541	$7,766	$(225)	(2.9)%
________
(1)Other deposits represent non-customer balances primarily consisting of wholesale funding (for example, Eurodollar trade deposits, selected deposits and brokered time deposits) and wholesale funding arrangements.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Consolidated Statements of Income

	Quarter Ended
($ amounts in millions, except per share data)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Interest income on:
Loans, including fees	$1,416	$1,463	$1,432	$1,421	$1,457
Debt securities	256	241	219	209	192
Loans held for sale	11	11	9	8	9
Other earning assets	119	105	102	86	93
Total interest income	1,802	1,820	1,762	1,724	1,751
Interest expense on:
Deposits	467	507	502	495	449
Short-term borrowings	16	10	13	1	10
Long-term borrowings	89	85	61	44	61
Total interest expense	572	602	576	540	520
Net interest income	1,230	1,218	1,186	1,184	1,231
Provision for credit losses	120	113	102	152	155
Net interest income after provision for credit losses	1,110	1,105	1,084	1,032	1,076
Non-interest income:
Service charges on deposit accounts	155	158	151	148	143
Card and ATM fees	113	118	120	116	127
Wealth management income	126	128	122	119	117
Capital markets income	97	92	68	91	48
Mortgage income	35	36	34	41	31
Securities gains (losses), net	(30)	(78)	(50)	(50)	(2)
Other	89	118	100	98	116
Total non-interest income	585	572	545	563	580
Non-interest expense:
Salaries and employee benefits	617	645	609	658	608
Equipment and software expense	104	101	100	101	102
Net occupancy expense	67	69	68	74	71
Other	250	254	227	298	404
Total non-interest expense	1,038	1,069	1,004	1,131	1,185
Income before income taxes	657	608	625	464	471
Income tax expense	123	118	124	96	80
Net income	$534	$490	$501	$368	$391
Net income available to common shareholders	$508	$446	$477	$343	$367
Weighted-average shares outstanding—during quarter:
Basic	911	914	917	921	931
Diluted	915	918	918	923	931
Actual shares outstanding—end of quarter	909	911	915	918	924
Earnings per common share: (1)
Basic	$0.56	$0.49	$0.52	$0.37	$0.39
Diluted	$0.56	$0.49	$0.52	$0.37	$0.39
Taxable-equivalent net interest income	$1,243	$1,230	$1,198	$1,197	$1,244
________
(1) Quarterly amounts may not add to year-to-date amounts due to rounding.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Consolidated Statements of Income (continued) (unaudited)

	Twelve Months Ended December 31
($ amounts in millions, except per share data)	2024	2023
Interest income on:
Loans, including fees	$5,732	$5,733
Debt securities	925	749
Loans held for sale	39	40
Other earning assets	412	375
Total interest income	7,108	6,897
Interest expense on:
Deposits	1,971	1,255
Short-term borrowings	40	96
Long-term borrowings	279	226
Total interest expense	2,290	1,577
Net interest income	4,818	5,320
Provision for credit losses	487	553
Net interest income after provision for credit losses	4,331	4,767
Non-interest income:
Service charges on deposit accounts	612	592
Card and ATM fees	467	504
Wealth management income	495	451
Capital markets income	348	222
Mortgage income	146	109
Securities gains (losses), net	(208)	(5)
Other	405	383
Total non-interest income	2,265	2,256
Non-interest expense:
Salaries and employee benefits	2,529	2,416
Equipment and software expense	406	412
Net occupancy expense	278	289
Other	1,029	1,299
Total non-interest expense	4,242	4,416
Income before income taxes	2,354	2,607
Income tax expense	461	533
Net income	$1,893	$2,074
Net income available to common shareholders	$1,774	$1,976
Weighted-average shares outstanding—during year:
Basic	916	936
Diluted	918	938
Actual shares outstanding—end of period	909	924
Earnings per common share:
Basic	$1.94	$2.11
Diluted	$1.93	$2.11
Taxable-equivalent net interest income	$4,868	$5,371

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis

	Quarter Ended
	12/31/2024			9/30/2024
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	4.82%	$1	$—	5.44%
Debt securities (2)(3)	32,553	256	3.16	32,252	241	2.98
Loans held for sale	766	11	5.63	642	11	6.56
Loans, net of unearned income:
Commercial and industrial (4)	49,357	746	5.99	49,847	773	6.14
Commercial real estate mortgage—owner-occupied (5)	4,869	61	4.90	4,877	60	4.80
Commercial real estate construction—owner-occupied	343	5	6.03	335	6	6.29
Commercial investor real estate mortgage	6,491	105	6.35	6,495	119	7.16
Commercial investor real estate construction	2,165	41	7.40	2,264	46	7.94
Residential first mortgage	20,107	199	3.95	20,147	196	3.90
Home equity	5,527	94	6.78	5,530	96	6.96
Consumer credit card	1,398	50	14.37	1,359	51	14.82
Other consumer—exit portfolios	6	—	3.09	13	—	1.88
Other consumer	6,145	128	8.19	6,173	128	8.28
Total loans, net of unearned income	96,408	1,429	5.87	97,040	1,475	6.02
Interest-bearing deposits in other banks	7,978	98	4.84	6,682	92	5.52
Other earning assets	1,510	21	5.54	1,456	13	3.58
Total earning assets	139,216	1,815	5.17	138,073	1,832	5.26
Unrealized gains/(losses) on debt securities available for sale, net (2)	(1,945)			(2,213)
Allowance for loan losses	(1,621)			(1,629)
Cash and due from banks	2,826			2,822
Other non-earning assets	18,032			17,614
	$156,508			$154,667
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,020	3	0.11	$12,183	4	0.13
Interest-bearing checking	24,060	92	1.52	23,599	98	1.64
Money market	35,264	217	2.45	35,051	247	2.80
Time deposits	15,725	155	3.92	15,427	158	4.09
Total interest-bearing deposits (6)	87,069	467	2.13	86,260	507	2.34
Federal funds purchased and securities sold under agreements to repurchase	24	—	4.60	22	—	4.40
Short-term borrowings	1,207	16	4.93	641	10	5.42
Long-term borrowings	6,025	89	5.80	5,351	85	6.28
Total interest-bearing liabilities	94,325	572	2.41	92,274	602	2.59
Non-interest-bearing deposits (6)	39,424	—	—	39,690	—	—
Total funding sources	133,749	572	1.70	131,964	602	1.81
Net interest spread (2)			2.76			2.67
Other liabilities	4,672			4,623
Shareholders’ equity	18,042			18,047
Noncontrolling interest	45			33
	$156,508			$154,667
Net interest income/margin FTE basis (2)		$1,243	3.55%		$1,230	3.54%
_______
(1) Amounts have been calculated using whole dollar values and the prevailing interest accrual methodology.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3) Interest income includes hedging income of zero for the quarter ended December 31, 2024 and $3 million for the quarter ended September 30, 2024.
(4) Interest income includes hedging expense of $69 million for the quarter ended December 31, 2024 and $98 million for the quarter ended September 30, 2024.
(5) Interest income includes hedging expense of $8 million for the quarter ended December 31, 2024 and $12 million for the quarter ended September 30, 2024.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.47% for the quarter ended December 31, 2024 and 1.60% for the quarter ended September 30, 2024.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Quarter Ended
	6/30/2024			3/31/2024			12/31/2023
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.44%	$1	$—	5.44%	$1	$—	5.44%
Debt securities (2)(3)	31,649	219	2.77	31,494	209	2.66	31,144	192	2.47
Loans held for sale	531	9	6.85	499	8	6.40	459	9	8.15
Loans, net of unearned income:
Commercial and industrial (4)	50,046	756	6.04	50,090	750	5.99	50,939	784	6.08
Commercial real estate mortgage—owner-occupied (5)	4,765	56	4.59	4,833	56	4.58	4,864	58	4.68
Commercial real estate construction—owner-occupied	350	6	6.52	298	4	5.79	272	4	5.77
Commercial investor real estate mortgage	6,610	119	7.11	6,558	117	7.05	6,574	119	7.09
Commercial investor real estate construction	2,229	45	7.96	2,275	46	7.97	2,198	45	7.97
Residential first mortgage	20,191	191	3.79	20,188	191	3.79	20,132	187	3.72
Home equity	5,557	95	6.87	5,605	95	6.77	5,663	96	6.82
Consumer credit card	1,331	48	14.62	1,315	50	15.21	1,295	50	15.29
Other consumer—exit portfolios	22	—	1.58	35	—	1.67	110	1	1.09
Other consumer	6,180	128	8.33	6,223	125	8.08	6,246	126	7.95
Total loans, net of unearned income	97,281	1,444	5.93	97,420	1,434	5.88	98,293	1,470	5.92
Interest-bearing deposits in other banks	6,158	86	5.65	4,754	68	5.69	5,753	80	5.56
Other earning assets	1,447	16	4.43	1,339	18	5.49	1,336	13	3.66
Total earning assets	137,067	1,774	5.17	135,507	1,737	5.12	136,986	1,764	5.10
Unrealized gains/(losses) on debt securities available for sale, net (2)	(3,267)			(3,042)			(3,788)
Allowance for loan losses	(1,619)			(1,596)			(1,540)
Cash and due from banks	2,678			2,581			2,242
Other non-earning assets	18,008			17,994			17,838
	$152,867			$151,444			$151,738
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,536	4	0.13	$12,594	4	0.13	$12,858	3	0.11
Interest-bearing checking	24,026	99	1.68	24,682	106	1.72	23,128	91	1.56
Money market	34,368	239	2.79	33,646	227	2.72	33,216	215	2.57
Time deposits	15,455	160	4.16	15,278	158	4.16	14,045	140	3.95
Total interest-bearing deposits (6)	86,385	502	2.34	86,200	495	2.31	83,247	449	2.14
Federal funds purchased and securities sold under agreements to repurchase	8	—	5.45	8	—	5.40	27	1	5.51
Short-term borrowings	962	13	5.49	77	1	5.56	652	9	5.58
Long-term borrowings	3,595	61	6.73	2,405	44	7.26	3,627	61	6.57
Total interest-bearing liabilities	90,950	576	2.55	88,690	540	2.45	87,553	520	2.36
Non-interest-bearing deposits (6)	40,516	—	—	40,926	—	—	43,167	—	—
Total funding sources	131,466	576	1.76	129,616	540	1.67	130,720	520	1.58
Net interest spread (2)			2.62			2.68			2.75
Other liabilities	4,655			4,663			4,717
Shareholders’ equity	16,713			17,121			16,274
Noncontrolling interest	33			44			27
	$152,867			$151,444			$151,738
Net interest income/margin FTE basis (2)		$1,198	3.51%		$1,197	3.55%		$1,244	3.60%
_______
(1) Amounts have been calculated using whole dollar values and the prevailing interest accrual methodology.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3)    Interest income includes hedge income of $2 million for the quarter ended June 30, 2024, hedge income of $2 million for the quarter ended March 31, 2024 and hedge expense of $1 million for the quarter ended December 31, 2023.
(4) Interest income includes hedging expense of $103 million for the quarter ended June 30, 2024, $104 million for the quarter ended March 31, 2024 and $95 million for the quarter ended December 31, 2023.
(5) Interest income includes hedging expense of $13 million for the quarter ended June 30, 2024, $13 million for the quarter ended March 31, 2024 and $12 million for the quarter ended December 31, 2023.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.59% for the quarter ended June 30, 2024, 1.56% for the quarter ended March 31, 2024 and 1.41% for the quarter ended December 31, 2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Consolidated Average Daily Balances and Yield/Rate Analysis (continued)

	Twelve Months Ended December 31
	2024			2023
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate (1)	Average Balance	Income/ Expense	Yield/ Rate (1)
Assets
Earning assets:
Federal funds sold and securities purchased under agreements to resell	$1	$—	5.25%	$—	$—	—%
Debt securities (2)(3)	31,989	925	2.89	31,467	749	2.38
Loans held for sale	610	39	6.30	575	40	6.89
Loans, net of unearned income:
Commercial and industrial (4)	49,834	3,025	6.04	51,465	3,171	6.14
Commercial real estate mortgage—owner-occupied (5)	4,836	233	4.72	4,900	241	4.85
Commercial real estate construction—owner-occupied	332	21	6.17	283	16	5.62
Commercial investor real estate mortgage	6,538	460	6.92	6,453	442	6.76
Commercial investor real estate construction	2,233	178	7.82	2,117	164	7.63
Residential first mortgage	20,158	777	3.86	19,612	696	3.55
Home equity	5,554	380	6.85	5,763	368	6.39
Consumer credit card	1,351	199	14.75	1,243	189	15.23
Other consumer—exit portfolios	19	—	1.80	367	22	5.89
Other consumer	6,181	509	8.22	6,036	475	7.84
Total loans, net of unearned income	97,036	5,782	5.93	98,239	5,784	5.86
Interest-bearing deposits in other banks	6,398	344	5.37	6,185	321	5.19
Other earning assets	1,438	68	4.75	1,389	54	3.87
Total earning assets	137,472	7,158	5.18	137,855	6,948	5.02
Unrealized gains/(losses) on debt securities available for sale, net (2)	(2,614)			(3,392)
Allowance for loan losses	(1,616)			(1,498)
Cash and due from banks	2,727			2,271
Other non-earning assets	17,912			17,781
	$153,881			$153,017
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Savings	$12,332	15	0.12	$14,165	16	0.12
Interest-bearing checking	24,090	395	1.64	23,319	282	1.21
Money market	34,586	930	2.69	32,364	615	1.90
Time deposits	15,471	631	4.08	10,545	342	3.24
Total interest-bearing deposits (6)	86,479	1,971	2.28	80,393	1,255	1.56
Federal funds purchased and securities sold under agreements to repurchase	15	—	4.74	13	1	5.41
Short-term borrowings	723	40	5.24	1,776	95	5.26
Long-term borrowings	4,352	279	6.34	3,437	226	6.51
Total interest-bearing liabilities	91,569	2,290	2.50	85,619	1,577	1.84
Non-interest-bearing deposits (6)	40,136	—	—	46,150	—	—
Total funding sources	131,705	2,290	1.73	131,769	1,577	1.19
Net interest spread (2)			2.68			3.18
Other liabilities	4,653			4,708
Shareholders’ equity	17,484			16,522
Noncontrolling interest	39			18
	$153,881			$153,017
Net interest income/margin FTE basis (2)		$4,868	3.54%		$5,371	3.90%
_______
(1) Amounts have been calculated using whole dollar values and the prevailing interest accrual methodology.
(2) Debt securities are included on an amortized cost basis with yield and net interest margin calculated accordingly.
(3)    Interest income includes hedging income of $7 million for the year ended December 31, 2024 and hedging expense of $1 million for the year ended December 31, 2023.
(4) Interest income includes hedging expense of $374 million and $210 million for the years ended December 31, 2024 and 2023, respectively.
(5) Interest income includes hedging expense of $46 million and $26 million for the years ended December 31, 2024 and 2023, respectively.
(6) Total deposit costs may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs equal 1.56% and 0.99% for the years ended December 31, 2024 and 2023, respectively.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Pre-Tax Pre-Provision Income ("PPI") and Adjusted PPI (non-GAAP)
The Pre-Tax Pre-Provision Income tables below present computations of pre-tax pre-provision income excluding certain adjustments (non-GAAP). Regions believes that the presentation of PPI and the exclusion of certain items from PPI provides a meaningful basis for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations.

	Quarter Ended
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	4Q24 vs. 3Q24		4Q24 vs. 4Q23
Net income available to common shareholders (GAAP)	$508	$446	$477	$343	$367	$62	13.9%	$141	38.4%
Preferred dividends and other (GAAP) (1)	26	44	24	25	24	(18)	(40.9)%	2	8.3%
Income tax expense (GAAP)	123	118	124	96	80	5	4.2%	43	53.8%
Income before income taxes (GAAP)	657	608	625	464	471	49	8.1%	186	39.5%
Provision for credit losses (GAAP)	120	113	102	152	155	7	6.2%	(35)	(22.6)%
Pre-tax pre-provision income (non-GAAP)	777	721	727	616	626	56	7.8%	151	24.1%
Other adjustments:
Securities (gains) losses, net	30	78	50	50	2	(48)	(61.5)%	28	NM
Leveraged lease termination gains, net	—	—	—	—	(1)	—	NM	1	100.0%
FDIC insurance special assessment (2)	(2)	(4)	4	18	119	2	50.0%	(121)	(101.7)%
Salaries and employee benefits—severance charges	10	3	4	13	28	7	233.3%	(18)	(64.3)%
Branch consolidation, property and equipment charges	1	—	1	1	3	1	NM	(2)	(66.7)%
Early extinguishment of debt	—	—	—	—	(4)	—	NM	4	100.0%
Other miscellaneous expenses (3)	—	—	(37)	—	—	—	NM	—	NM
Professional, legal and regulatory expenses	—	1	—	2	1	(1)	(100.0)%	(1)	(100.0)%
Total other adjustments	39	78	22	84	148	(39)	(50.0)%	(109)	(73.6)%
Adjusted pre-tax pre-provision income (non-GAAP)	$816	$799	$749	$700	$774	$17	2.1%	$42	5.4%

	Year Ended
($ amounts in millions)	2024	2023	2024 vs. 2023
Net income available to common shareholders (GAAP)	$1,774	$1,976	$(202)	(10.2)%
Preferred dividends and other (GAAP) (1)	119	98	21	21.4%
Income tax expense (GAAP)	461	533	(72)	(13.5)%
Income before income taxes (GAAP)	2,354	2,607	(253)	(9.7)%
Provision for credit losses (GAAP)	487	553	(66)	(11.9)%
Pre-tax pre-provision income (non-GAAP)	2,841	3,160	(319)	(10.1)%
Other adjustments:
Securities (gains) losses, net	208	5	203	NM
Leveraged lease termination gains, net	—	(2)	2	100.0%
FDIC insurance special assessment	16	119	(103)	(86.6)%
Salaries and employee benefits—severance charges	30	31	(1)	(3.2)%
Branch consolidation, property and equipment charges	3	7	(4)	(57.1)%
Early extinguishment of debt	—	(4)	4	100.0%
Professional, legal and regulatory expenses	3	1	2	200.0
Other miscellaneous expenses (3)	(37)	—	(37)	NM
Total other adjustments	223	157	66	42.0%
Adjusted pre-tax pre-provision income (non-GAAP)	$3,064	$3,317	$(253)	(7.6)%

______
NM - Not meaningful
(1) The third quarter 2024 amount includes $15 million of deferred issuance costs recognized upon the redemption of Series B preferred stock.
(2) The fourth quarter 2024 and third quarter 2024 amounts reflect a reduction to the Company's FDIC special assessment accrual.
(3) In the second quarter of 2024, the Company had a contingent reserve release related to a previous acquisition.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Non-Interest Income

	Quarter Ended
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	4Q24 vs. 3Q24		4Q24 vs. 4Q23
Service charges on deposit accounts	$155	$158	$151	$148	$143	$(3)	(1.9)%	$12	8.4%
Card and ATM fees	113	118	120	116	127	(5)	(4.2)%	(14)	(11.0)%
Wealth management income	126	128	122	119	117	(2)	(1.6)%	9	7.7%
Capital markets income (1)	97	92	68	91	48	5	5.4%	49	102.1%
Mortgage income	35	36	34	41	31	(1)	(2.8)%	4	12.9%
Commercial credit fee income	28	28	28	27	27	—	—%	1	3.7%
Bank-owned life insurance	21	28	30	23	22	(7)	(25.0)%	(1)	(4.5)%
Market value adjustments on employee benefit assets (2)	(5)	13	2	15	12	(18)	(138.5)%	(17)	(141.7)%
Securities gains (losses), net	(30)	(78)	(50)	(50)	(2)	48	61.5%	(28)	NM
Other miscellaneous income	45	49	40	33	55	(4)	(8.2)%	(10)	(18.2)%
Total non-interest income	$585	$572	$545	$563	$580	$13	2.3%	$5	0.9%
Mortgage Income

	Quarter Ended
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	4Q24 vs. 3Q24		4Q24 vs. 4Q23
Production and sales	$14	$16	$16	$24	$9	$(2)	(12.5)%	$5	55.6%
Loan servicing	48	53	46	44	46	(5)	(9.4)%	2	4.3%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	56	(28)	13	19	(24)	84	300.0%	80	333.3%
MSRs hedge gain (loss)	(53)	28	(10)	(17)	29	(81)	(289.3)%	(82)	(282.8)%
MSRs change due to payment decay	(30)	(33)	(31)	(29)	(29)	3	9.1%	(1)	(3.4)%
MSR and related hedge impact	(27)	(33)	(28)	(27)	(24)	6	18.2%	(3)	(12.5)%
Total mortgage income	$35	$36	$34	$41	$31	$(1)	(2.8)%	$4	12.9%

Mortgage production - portfolio	$413	$468	$528	$354	$475	$(55)	(11.8)%	$(62)	(13.1)%
Mortgage production - agency/secondary market	462	548	514	399	349	(86)	(15.7)%	113	32.4%
Total mortgage production	$875	$1,016	$1,042	$753	$824	$(141)	(13.9)%	$51	6.2%

Mortgage production - purchased	82.3%	85.5%	90.7%	90.0%	90.8%
Mortgage production - refinanced	17.7%	14.5%	9.3%	10.0%	9.2%

Wealth Management Income

	Quarter Ended
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	4Q24 vs. 3Q24		4Q24 vs. 4Q23
Investment management and trust fee income	$89	$85	$83	$81	$81	$4	4.7%	$8	9.9%
Investment services fee income	37	43	39	38	36	(6)	(14.0)%	1	2.8%
Total wealth management income (3)	$126	$128	$122	$119	$117	$(2)	(1.6)%	$9	7.7%
Capital Markets Income

	Quarter Ended
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	4Q24 vs. 3Q24		4Q24 vs. 4Q23
Capital markets income	$97	$92	$68	$91	$48	$5	5.4%	$49	102.1%
Less: Valuation adjustments on customer derivatives (4)	(1)	(1)	(2)	(2)	(5)	—	—%	4	80.0%
Capital markets income excluding valuation adjustments	$98	$93	$70	$93	$53	$5	5.4%	$45	84.9%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Non-Interest Income

($ amounts in millions)	Twelve Months Ended		Year-to-Date Change 12/31/2024 vs. 12/31/2023
	12/31/2024	12/31/2023	Amount	Percent
Service charges on deposit accounts	$612	$592	$20	3.4%
Card and ATM fees	467	504	(37)	(7.3)%
Wealth management income	495	451	44	9.8%
Capital markets income (1)	348	222	126	56.8%
Mortgage income	146	109	37	33.9%
Commercial credit fee income	111	105	6	5.7%
Bank-owned life insurance	102	78	24	30.8%
Market value adjustments on employee benefit assets (2)	25	15	10	66.7%
Securities gains (losses), net	(208)	(5)	(203)	NM
Other miscellaneous income	167	185	(18)	(9.7)%
Total non-interest income	$2,265	$2,256	$9	0.4%
Mortgage Income

	Twelve Months Ended		Year-to-Date Change 12/31/2024 vs. 12/31/2023
($ amounts in millions)	12/31/2024	12/31/2023	Amount	Percent
Production and sales	$70	$50	$20	40.0%
Loan servicing	191	165	26	15.8%
MSR and related hedge impact:
MSRs fair value increase (decrease) due to change in valuation inputs or assumptions	60	17	43	252.9%
MSRs hedge gain (loss)	(52)	(15)	(37)	(246.7)%
MSRs change due to payment decay	(123)	(108)	(15)	(13.9)%
MSR and related hedge impact	(115)	(106)	(9)	(8.5)%
Total mortgage income	$146	$109	$37	33.9%

Mortgage production - portfolio	$1,763	$2,787	$(1,024)	(36.7)%
Mortgage production - agency/secondary market	1,923	1,509	414	27.4%
Total mortgage production	$3,686	$4,296	$(610)	(14.2)%

Mortgage production - purchased	87.1%	90.4%
Mortgage production - refinanced	12.9%	9.6%
Wealth Management Income

	Twelve Months Ended		Year-to-Date Change 12/31/2024 vs. 12/31/2023
($ amounts in millions)	12/31/2024	12/31/2023	Amount	Percent
Investment management and trust fee income	$338	$313	$25	8.0%
Investment services fee income	157	138	19	13.8%
Total wealth management income (3)	$495	$451	$44	9.8%
Capital Markets Income

	Twelve Months Ended		Year-to-Date Change 12/31/2024 vs. 12/31/2023
($ amounts in millions)	12/31/2024	12/31/2023	Amount	Percent
Capital markets income	$348	$222	$126	56.8%
Less: Valuation adjustments on customer derivatives (4)	(6)	(50)	44	88.0%
Capital markets income excluding valuation adjustments	$354	$272	$82	30.1%
_________
NM - Not Meaningful
(1)Capital markets income primarily relates to capital raising activities that includes debt securities underwriting and placement, loan syndication and placement, as well as foreign exchange, derivative and merger and acquisition advisory services.
(2)These market value adjustments relate to assets held for employee and director benefits that are offset within salaries and employee benefits expense and other non-interest expense.
(3)Total wealth management income presented above does not include the portion of service charges on deposit accounts and similar smaller dollar amounts that are also attributable to the wealth management segment.
(4)For the purposes of determining the fair value of customer derivatives, the Company considers the risk of nonperformance by counterparties, as well as the Company's own risk of nonperformance. The valuation adjustments above are reflective of the values associated with these considerations.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Non-Interest Expense

	Quarter Ended
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	4Q24 vs. 3Q24		4Q24 vs. 4Q23
Salaries and employee benefits	$617	$645	$609	$658	$608	$(28)	(4.3)%	$9	1.5%
Equipment and software expense	104	101	100	101	102	3	3.0%	2	2.0%
Net occupancy expense	67	69	68	74	71	(2)	(2.9)%	(4)	(5.6)%
Outside services	42	41	40	39	43	1	2.4%	(1)	(2.3)%
Marketing	28	28	27	27	31	—	—%	(3)	(9.7)%
Professional, legal and regulatory expenses	20	21	25	28	19	(1)	(4.8)%	1	5.3%
Credit/checkcard expenses	16	14	15	14	15	2	14.3%	1	6.7%
FDIC insurance assessments (1)	20	17	29	43	147	3	17.6%	(127)	(86.4)%
Visa class B shares expense	6	17	5	4	6	(11)	(64.7)%	—	—%
Early extinguishment of debt	—	—	—	—	(4)	—	NM	4	100.0%
Operational losses (2)	16	19	18	42	29	(3)	(15.8)%	(13)	(44.8)%
Branch consolidation, property and equipment charges	1	—	1	1	3	1	NM	(2)	(66.7)%
Other miscellaneous expenses	101	97	67	100	115	4	4.1%	(14)	(12.2)%
Total non-interest expense	$1,038	$1,069	$1,004	$1,131	$1,185	$(31)	(2.9)%	$(147)	(12.4)%

	Twelve Months Ended		Year-to-Date Change 12/31/2024 vs. 12/31/2023
($ amounts in millions)	12/31/2024	12/31/2023	Amount	Percent
Salaries and employee benefits	$2,529	$2,416	$113	4.7%
Equipment and software expense	406	412	(6)	(1.5)%
Net occupancy expense	278	289	(11)	(3.8)%
Outside services	162	163	(1)	(0.6)%
Marketing	110	110	—	—%
Professional, legal and regulatory expenses	94	85	9	10.6%
Credit/checkcard expenses	59	60	(1)	(1.7)%
FDIC insurance assessments (1)	109	228	(119)	(52.2)%
Visa class B shares expense	32	28	4	14.3%
Early extinguishment of debt	—	(4)	4	100.0%
Operational losses	95	212	(117)	(55.2)%
Branch consolidation, property and equipment charges	3	7	(4)	(57.1)%
Other miscellaneous expenses	365	410	(45)	(11.0)%
Total non-interest expense	$4,242	$4,416	$(174)	(3.9)%
_________
NM - Not Meaningful
(1) Includes an FDIC special assessment accrual reduction of $2 million in the fourth quarter of 2024 and $4 million in the third quarter of 2024 and an expense of $4 million in the second quarter of 2024, $18 million in the first quarter of 2024 and $119 million in the fourth quarter of 2023.
(2) The incremental increase in operational losses primarily due to check-related warranty claims totaled $22 million in the first quarter of 2024.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue
The tables below present computations of the efficiency ratio, which is a measure of productivity, generally calculated as non-interest expense divided by total revenue; and the fee income ratio, generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the adjusted efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the adjusted fee income ratio. Net interest income and non-interest income are added together to arrive at total revenue. Adjustments are made to arrive at adjusted total revenue (non-GAAP). Net interest income on a taxable-equivalent basis and non-interest income are added together to arrive at total revenue on a taxable-equivalent basis. Adjustments are made to arrive at adjusted total revenue on a taxable-equivalent basis (non-GAAP), which is the denominator for the adjusted fee income and adjusted efficiency ratios. Also presented is a computation of the adjusted operating leverage ratio (non-GAAP), which is the period to period percentage change in adjusted total revenue on a taxable-equivalent basis (non-GAAP) less the percentage change in adjusted non-interest expense (non-GAAP).

		Quarter Ended
($ amounts in millions)		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	4Q24 vs. 3Q24		4Q24 vs. 4Q23
Non-interest expense (GAAP)	A	$1,038	$1,069	$1,004	$1,131	$1,185	$(31)	(2.9)%	$(147)	(12.4)%
Adjustments:
FDIC insurance special assessment (1)		2	4	(4)	(18)	(119)	(2)	(50.0)%	121	101.7%
Branch consolidation, property and equipment charges		(1)	—	(1)	(1)	(3)	(1)	NM	2	66.7%
Salaries and employee benefits—severance charges		(10)	(3)	(4)	(13)	(28)	(7)	(233.3)%	18	64.3%
Early extinguishment of debt		—	—	—	—	4	—	NM	(4)	(100.0)%
Professional, legal and regulatory expenses		—	(1)	—	(2)	(1)	1	100.0%	1	100.0%
Other miscellaneous expenses (2)		—	—	37	—	—	—	NM	—	NM
Adjusted non-interest expense (non-GAAP)	B	$1,029	$1,069	$1,032	$1,097	$1,038	$(40)	(3.7)%	$(9)	(0.9)%
Net interest income (GAAP)	C	$1,230	$1,218	$1,186	$1,184	$1,231	$12	1.0%	$(1)	(0.1)%
Taxable-equivalent adjustment		13	12	12	13	13	1	8.3%	—	—%
Net interest income, taxable-equivalent basis	D	$1,243	$1,230	$1,198	$1,197	$1,244	$13	1.1%	$(1)	(0.1)%
Non-interest income (GAAP)	E	$585	$572	$545	$563	$580	$13	2.3%	$5	0.9%
Adjustments:
Securities (gains) losses, net		30	78	50	50	2	(48)	(61.5)%	28	NM
Leveraged lease termination gains		—	—	—	—	(1)	—	NM	1	100.0%
Adjusted non-interest income (non-GAAP)	F	$615	$650	$595	$613	$581	$(35)	(5.4)%	$34	5.9%
Total revenue	C+E=G	$1,815	$1,790	$1,731	$1,747	$1,811	$25	1.4%	$4	0.2%
Adjusted total revenue (non-GAAP)	C+F=H	$1,845	$1,868	$1,781	$1,797	$1,812	$(23)	(1.2)%	$33	1.8%
Total revenue, taxable-equivalent basis	D+E=I	$1,828	$1,802	$1,743	$1,760	$1,824	$26	1.4%	$4	0.2%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$1,858	$1,880	$1,793	$1,810	$1,825	$(22)	(1.2)%	$33	1.8%
Operating leverage ratio (GAAP) (3)	I-A							4.3%		12.6%
Adjusted operating leverage ratio (non-GAAP) (3)	J-B							2.6%		2.7%
Efficiency ratio (GAAP) (3)	A/I	56.8%	59.3%	57.6%	64.3%	65.0%
Adjusted efficiency ratio (non-GAAP) (3)	B/J	55.4%	56.9%	57.6%	60.6%	56.9%
Fee income ratio (GAAP) (3)	E/I	32.0%	31.7%	31.3%	32.0%	31.8%
Adjusted fee income ratio (non-GAAP) (3)	F/J	33.1%	34.6%	33.2%	33.9%	31.8%
________
NM - Not Meaningful
(1) The fourth quarter 2024 and third quarter 2024 amounts reflect a reduction to the Company's FDIC special assessment accrual.
(2) In the second quarter of 2024, the Company had a contingent reserve release related to a previous acquisition.
(3) Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release

Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures
Adjusted Efficiency Ratios, Adjusted Fee Income Ratios, Adjusted Non-Interest Income/Expense, Adjusted Operating Leverage Ratios, and Adjusted Total Revenue (continued)

		Twelve Months Ended December 31
($ amounts in millions)		2024	2023	2024 vs. 2023
Non-interest expense (GAAP)	A	$4,242	$4,416	$(174)	(3.9)%
Adjustments:
FDIC insurance special assessment		(16)	(119)	103	86.6%
Branch consolidation, property and equipment charges		(3)	(7)	4	57.1%
Salaries and employee benefits—severance charges		(30)	(31)	1	3.2%
Early extinguishment of debt		—	4	(4)	(100.0)%
Professional, legal and regulatory expenses		(3)	(1)	(2)	(200.0)%
Other miscellaneous expenses (1)		37	—	37	NM
Adjusted non-interest expense (non-GAAP)	B	$4,227	$4,262	$(35)	(0.8)%
Net interest income (GAAP)	C	$4,818	$5,320	$(502)	(9.4)%
Taxable-equivalent adjustment		50	51	(1)	(2.0)%
Net interest income, taxable-equivalent basis	D	$4,868	$5,371	$(503)	(9.4)%
Non-interest income (GAAP)	E	$2,265	$2,256	$9	0.4%
Adjustments:
Securities (gains) losses, net		208	5	203	NM
Leveraged lease termination gains		—	(2)	2	100.0%
Adjusted non-interest income (non-GAAP)	F	$2,473	$2,259	$214	9.5%
Total revenue	C+E= G	$7,083	$7,576	$(493)	(6.5)%
Adjusted total revenue (non-GAAP)	C+F=H	$7,291	$7,579	$(288)	(3.8)%
Total revenue, taxable-equivalent basis	D+E=I	$7,133	$7,627	$(494)	(6.5)%
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$7,341	$7,630	$(289)	(3.8)%
Operating leverage ratio (GAAP) (2)	I-A				(2.5)%
Adjusted operating leverage ratio (non-GAAP) (2)	J-B				(3.0)%
Efficiency ratio (GAAP) (2)	A/I	59.5%	57.9%
Adjusted efficiency ratio (non-GAAP) (2)	B/J	57.6%	55.9%
Fee income ratio (GAAP) (2)	E/I	31.8%	29.6%
Adjusted fee income ratio (non-GAAP) (2)	F/J	33.7%	29.6%
______
NM - Not Meaningful
(1) In the second quarter of 2024, the Company had a contingent reserve release related to a previous acquisition.
(2)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Reconciliation of GAAP Financial Measures to non-GAAP Financial Measures

Return Ratios

The table below provides calculations of “return on average tangible common shareholders’ equity” (non-GAAP) and related ratios. Tangible common shareholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common shareholders’ equity measure. Because tangible common shareholders’ equity is not formally defined by GAAP or prescribed in any amount by federal banking regulations it is currently considered to be a non-GAAP financial measure and other entities may calculate it differently than Regions’ disclosed calculations. In calculating return on average tangible common shareholders' equity ratios, Regions makes adjustments to shareholders' equity including average intangible assets and related deferred taxes, average preferred stock and average accumulated other comprehensive income (AOCI). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders’ equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter Ended
($ amounts in millions)		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY*
Net income available to common shareholders (GAAP)	A	$508	$446	$477	$343	$367
Average shareholders' equity (GAAP)		$18,042	$18,047	$16,713	$17,121	$16,274
Less: Average preferred stock (GAAP)		1,715	1,741	1,659	1,659	1,659
Average common shareholders' equity (GAAP)	B	16,327	16,306	15,054	15,462	14,615
Less:
Average intangible assets (GAAP)		5,907	5,916	5,925	5,934	5,944
Average deferred tax liability related to intangibles (GAAP)		(123)	(120)	(115)	(113)	(109)
Average tangible common shareholders' equity (non-GAAP)	C	$10,543	$10,510	$9,244	$9,641	$8,780
Less: Average AOCI, after tax		(2,547)	(2,448)	(3,525)	(3,113)	(3,925)
Average tangible common shareholders' equity excluding AOCI (non-GAAP)	D	$13,090	$12,958	$12,769	$12,754	$12,705
Return on average common shareholders' equity (GAAP)	A/B	12.39%	10.88%	12.74%	8.92%	9.95%
Return on average tangible common shareholders' equity (non-GAAP) (1)	A/C	19.19%	16.87%	20.75%	14.31%	16.57%
Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) (1)	A/D	15.46%	13.69%	15.02%	10.81%	11.45%

		Year Ended
($ amounts in millions)		2024	2023
RETURN ON AVERAGE TANGIBLE COMMON SHAREHOLDERS' EQUITY
Net income available to common shareholders (GAAP)	D	$1,774	$1,976
Average shareholders' equity (GAAP)		$17,484	$16,522
Less: Average preferred stock (GAAP)		1,693	1,659
Average common shareholders' equity (GAAP)	E	$15,791	$14,863
Less:
Average intangible assets (GAAP)		5,920	5,960
Average deferred tax liability related to intangibles (GAAP)		(117)	(106)
Average tangible common shareholders' equity (non-GAAP)	F	$9,988	$9,009
Less: Average AOCI, after tax		(2,906)	(3,410)
Average tangible common shareholders' equity excluding AOCI (non-GAAP)	G	$12,894	$12,419
Return on average common shareholders' equity (GAAP)	D/E	11.24%	13.29%
Return on average tangible common shareholders' equity (non-GAAP) (1)	D/F	17.77%	21.93%
Return on average tangible common shareholders' equity excluding AOCI (non-GAAP) (1)	D/G	13.76%	15.91%
____
*Annualized
(1)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release

Tangible Common Ratios
The following table provides a reconciliation of shareholders’ equity (GAAP) to tangible common shareholders’ equity (non-GAAP) and the calculations of the end of period “tangible common shareholders’ equity to tangible assets” and "tangible common book value per share" ratios (non-GAAP). Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common shareholders' equity, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
TANGIBLE COMMON RATIOS
Shareholders’ equity (GAAP)	A	$17,879	$18,676	$17,169	$17,044	$17,429
Less: Preferred stock (GAAP)		1,715	1,715	1,659	1,659	1,659
Common shareholders' equity (GAAP)	B	16,164	16,961	15,510	15,385	15,770
Less:
Intangible assets (GAAP)		5,902	5,911	5,920	5,929	5,938
Deferred tax liability related to intangibles (GAAP)		(126)	(122)	(119)	(114)	(112)
Tangible common shareholders’ equity (non-GAAP)	C	$10,388	$11,172	$9,709	$9,570	$9,944
Total assets (GAAP)	D	$157,302	$157,426	$154,052	$154,909	$152,194
Less:
Intangible assets (GAAP)		5,902	5,911	5,920	5,929	5,938
Deferred tax liability related to intangibles (GAAP)		(126)	(122)	(119)	(114)	(112)
Tangible assets (non-GAAP)	E	$151,526	$151,637	$148,251	$149,094	$146,368
Shares outstanding—end of quarter	F	909	911	915	918	924
Total equity to total assets (GAAP) (1)	A/D	11.37%	11.86%	11.14%	11.00%	11.45%
Tangible common shareholders’ equity to tangible assets (non-GAAP) (1)	C/E	6.86%	7.37%	6.55%	6.42%	6.79%
Common book value per share (GAAP) (1)	B/F	$17.77	$18.62	$16.94	$16.76	$17.07
Tangible common book value per share (non-GAAP) (1)	C/F	$11.42	$12.26	$10.61	$10.42	$10.77
____
(1)Amounts have been calculated using whole dollar values.

Common equity Tier 1 (CET1) Ratios

The following table presents CET1 and adjusted CET1 (non-GAAP). CET1 is a capital adequacy measure established by federal banking regulators under the Basel III framework. Banking institutions that meet requirements under the regulations are required to maintain certain minimum capital requirements, including a minimum CET1 ratio. This measure is utilized by analysts and banking regulators to assess Regions’ capital adequacy. Under the framework, Regions elected to remove certain of the effects of AOCI in the calculation of CET1. Adjustments to the calculation prescribed in federal banking regulations are considered to be non-GAAP financial measures. Adjustments to CET1 include certain portions of AOCI to arrive at CET1 inclusive of AOCI (non-GAAP), which is a potential impact under recent proposed rulemaking standards. Since analysts and banking regulators may assess Regions’ capital adequacy using proposed rulemaking standards, management believes that it is useful to provide investors the ability to assess Regions’ capital adequacy on this same basis.

		Quarter-Ended
($ amounts in millions)		12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
ADJUSTED CET1 RATIO
Common equity Tier 1 (1)	A	$13,434	$13,185	$13,093	$12,913	$12,976
Adjustments:
AOCI gain (loss) on securities (2)		(2,024)	(1,369)	(2,298)	(2,264)	(2,064)
AOCI gain (loss) on defined benefit pension plans and other post employment benefits		(410)	(437)	(443)	(447)	(451)
Adjusted common equity Tier 1 (non-GAAP)	B	$11,000	$11,379	$10,352	$10,202	$10,461
Total risk-weighted assets (1)	C	$124,493	$124,645	$125,682	$125,167	$126,475

Common equity Tier 1 ratio (1)(3)	A/C	10.8%	10.6%	10.4%	10.3%	10.3%
Adjusted common equity Tier 1 ratio (non-GAAP) (1)(3)	B/C	8.8%	9.1%	8.2%	8.2%	8.3%
____
(1)Current quarter Common equity Tier 1 as well as Total risk-weighted assets are estimated.
(2)Represents AOCI gain (loss) on both AFS and HTM securities.
(3)Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Credit Quality

	As of and for Quarter Ended
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Components:
Beginning allowance for loan losses (ALL)	$1,607	$1,621	$1,617	$1,576	$1,547

Loans charged-off:
Commercial and industrial	65	70	60	62	41
Commercial real estate mortgage—owner-occupied	2	1	1	—	1
Commercial real estate construction—owner-occupied	—	—	—	—	—
Total commercial	67	71	61	62	42
Commercial investor real estate mortgage	25	12	—	5	—
Total investor real estate	25	12	—	5	—
Residential first mortgage	1	—	—	1	—
Home equity—lines of credit	—	1	1	1	—
Home equity—closed-end	—	—	—	—	—
Consumer credit card	16	16	15	16	14
Other consumer—exit portfolios (1)	—	—	—	1	39
Other consumer	45	43	46	55	54
Total consumer	62	60	62	74	107
Total	154	143	123	141	149

Recoveries of loans previously charged-off:
Commercial and industrial	26	15	8	8	7
Commercial real estate mortgage—owner-occupied	1	—	1	—	1
Commercial real estate construction—owner-occupied	—	—	1	—	—
Total commercial	27	15	10	8	8
Commercial investor real estate mortgage	1	—	1	1	—
Total investor real estate	1	—	1	1	—
Residential first mortgage	—	1	1	1	—
Home equity—lines of credit	1	1	2	2	1
Home equity—closed-end	—	—	—	—	—
Consumer credit card	2	3	1	2	2
Other consumer—exit portfolios	—	—	—	1	1
Other consumer	4	6	7	5	5
Total consumer	7	11	11	11	9
Total	35	26	22	20	17

Net charge-offs (recoveries):
Commercial and industrial	39	55	52	54	34
Commercial real estate mortgage—owner-occupied	1	1	—	—	—
Commercial real estate construction—owner-occupied	—	—	(1)	—	—
Total commercial	40	56	51	54	34
Commercial investor real estate mortgage	24	12	(1)	4	—
Total investor real estate	24	12	(1)	4	—
Residential first mortgage	1	(1)	(1)	—	—
Home equity—lines of credit	(1)	—	(1)	(1)	(1)
Home equity—closed-end	—	—	—	—	—
Consumer credit card	14	13	14	14	12
Other consumer—exit portfolios	—	—	—	—	38
Other consumer	41	37	39	50	49
Total consumer	55	49	51	63	98
Total	119	117	101	121	132

Provision for loan losses (1)	125	103	105	162	161
Ending allowance for loan losses (ALL)	1,613	1,607	1,621	1,617	1,576
Beginning reserve for unfunded credit commitments	121	111	114	124	130
Provision for (benefit from) unfunded credit losses	(5)	10	(3)	(10)	(6)
Ending reserve for unfunded commitments	116	121	111	114	124
Allowance for credit losses (ACL) at period end	$1,729	$1,728	$1,732	$1,731	$1,700

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release

Credit Quality (continued)
	As of and for Quarter Ended
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Net loan charge-offs as a % of average loans, annualized (2):
Commercial and industrial	0.31%	0.44%	0.42%	0.43%	0.26%
Commercial real estate mortgage—owner-occupied	0.10%	0.09%	(0.03)%	0.02%	(0.02)%
Commercial real estate construction—owner-occupied	(0.01)%	(0.01)%	(0.65)%	(0.01)%	(0.01)%
Total commercial	0.29%	0.41%	0.37%	0.40%	0.24%
Commercial investor real estate mortgage	1.49%	0.71%	(0.01)%	0.21%	(0.01)%
Commercial investor real estate construction	—%	(0.01)%	—%	—%	—%
Total investor real estate	1.12%	0.52%	—%	0.15%	(0.01)%
Residential first mortgage	—%	(0.01)%	(0.01)%	(0.01)%	—%
Home equity—lines of credit	(0.01)%	(0.08)%	(0.13)%	(0.10)%	(0.05)%
Home equity—closed-end	(0.03)%	(0.01)%	(0.02)%	(0.02)%	(0.02)%
Consumer credit card	3.94%	3.84%	4.00%	4.39%	3.98%
Other consumer—exit portfolios (1)	(5.53)%	(0.67)%	(5.01)%	(4.03)%	135.63%
Other consumer	2.67%	2.37%	2.57%	3.24%	3.13%
Total consumer	0.66%	0.58%	0.61%	0.76%	1.18%
Total	0.49%	0.48%	0.42%	0.50%	0.54%
Non-performing loans, excluding loans held for sale	$928	$821	$847	$906	$805
Non-performing loans held for sale	—	7	—	3	3
Non-performing loans, including loans held for sale	928	828	847	909	808
Foreclosed properties	14	17	15	13	15
Non-performing assets (NPAs)	$942	$845	$862	$922	$823
Loans past due > 90 days (3)	$166	$183	$167	$147	$171
Criticized loans—business (4)	$4,716	$4,692	$4,863	$4,978	$4,659
Credit Ratios (2):
ACL/Loans, net	1.79%	1.79%	1.78%	1.79%	1.73%
ALL/Loans, net	1.67%	1.66%	1.66%	1.67%	1.60%
Allowance for credit losses to non-performing loans, excluding loans held for sale	186%	210%	204%	191%	211%
Allowance for loan losses to non-performing loans, excluding loans held for sale	174%	196%	191%	179%	196%
Non-performing loans, excluding loans held for sale/Loans, net	0.96%	0.85%	0.87%	0.94%	0.82%
NPAs (ex. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale	0.97%	0.87%	0.88%	0.95%	0.84%
NPAs (inc. 90+ past due)/Loans, foreclosed properties, and non-performing loans held for sale (3)	1.15%	1.06%	1.06%	1.10%	1.01%
(1)In the fourth quarter of 2023, the Company sold substantially all of its portfolio of a third party relationship with an associated allowance of $27 million at the time of the sale. As shown in the table below, there was a $35 million fair value mark recorded through charge-offs, which resulted in a net provision expense of $8 million associated with the sale.
(2)Amounts have been calculated using whole dollar values.
(3)Excludes guaranteed residential first mortgages that are 90+ days past due and still accruing. Refer to the footnotes on page 23 for amounts related to these loans.
(4)Business represents the combined total of commercial and investor real estate loans.

Allowance for Credit Losses
	Twelve Months Ended December 31
($ amounts in millions)	2024	2023
Balance at January 1, as adjusted for change in accounting guidance	$1,700	$1,544
Net charge-offs	458	397
Provision for loan losses	495	547
Provision for unfunded credit losses	(8)	6
Balance at end of year	$1,729	$1,700
Net loan charge-offs as a % of average loans, annualized (GAAP) (1)	0.47%	0.40%
____
(1)     Amounts have been calculated using whole dollar values.

Adjusted Net Charge-offs and Ratio (non-GAAP)

In the fourth quarter of 2023, the Company made the decision to sell substantially all of a loan portfolio associated with a third party relationship. The loans were marked to fair value through charge-offs as shown below. Management believes that excluding the incremental increase to net charge-offs from the net charge-off ratio (GAAP) to arrive at an adjusted net charge-off ratio (non-GAAP) will assist investors in analyzing the Company's credit quality performance as well as provide a better basis from which to predict future performance.

	For the Quarter Ended					For the Year Ended
($ amounts in millions)	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023	2024	2023
Net loan charge-offs (GAAP)	$119	$117	$101	$121	$132	$458	$397
Less: charge-offs associated with the sale of loans	—	—	—	—	35	—	35
Adjusted net loan charge-offs (non-GAAP)	$119	$117	$101	$121	$97	$458	$362
Net loan charge-offs as a % of average loans, annualized (GAAP) (1)	0.49%	0.48%	0.42%	0.50%	0.54%	0.47%	0.40%
Adjusted net loan charge-offs as a % of average loans, annualized (non-GAAP) (1)	0.49%	0.48%	0.42%	0.50%	0.39%	0.47%	0.37%
______
(1)     Amounts have been calculated using whole dollar values.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Non-Performing Loans (excludes loans held for sale)

	As of
($ amounts in millions, %'s calculated using whole dollar values)	12/31/2024		9/30/2024		6/30/2024		3/31/2024		12/31/2023
Commercial and industrial	$408	0.82%	$430	0.87%	$423	0.84%	$556	1.12%	$471	0.93%
Commercial real estate mortgage—owner-occupied	37	0.76%	43	0.88%	43	0.90%	40	0.83%	36	0.74%
Commercial real estate construction—owner-occupied	5	1.43%	6	1.75%	9	2.34%	10	3.42%	8	3.12%
Total commercial	450	0.82%	479	0.87%	475	0.86%	606	1.11%	515	0.92%
Commercial investor real estate mortgage	423	6.45%	287	4.38%	317	4.85%	241	3.76%	233	3.53%
Total investor real estate	423	4.86%	287	3.26%	317	3.58%	241	2.75%	233	2.63%
Residential first mortgage	23	0.12%	23	0.11%	22	0.11%	22	0.11%	22	0.11%
Home equity—lines of credit	26	0.81%	26	0.85%	27	0.88%	31	0.97%	29	0.89%
Home equity—closed-end	6	0.25%	6	0.24%	6	0.23%	6	0.24%	6	0.23%
Total consumer	55	0.17%	55	0.17%	55	0.17%	59	0.18%	57	0.17%
Total non-performing loans	$928	0.96%	$821	0.85%	$847	0.87%	$906	0.94%	$805	0.82%

Early and Late Stage Delinquencies

Accruing 30-89 Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	12/31/2024		9/30/2024		6/30/2024		3/31/2024		12/31/2023
Commercial and industrial	$69	0.14%	$82	0.16%	$56	0.11%	$55	0.11%	$64	0.12%
Commercial real estate mortgage—owner-occupied	5	0.12%	4	0.09%	4	0.09%	8	0.17%	5	0.10%
Commercial real estate construction—owner-occupied	—	—%	—	0.10%	—	—%	1	0.18%	1	0.48%
Total commercial	74	0.14%	86	0.16%	60	0.11%	64	0.12%	70	0.12%
Commercial investor real estate mortgage	—	—%	45	0.70%	10	0.16%	—	—%	—	—%
Total investor real estate	—	—%	45	0.52%	10	0.12%	—	—%	—	—%
Residential first mortgage—non-guaranteed (1)	155	0.79%	115	0.58%	109	0.55%	105	0.53%	106	0.53%
Home equity—lines of credit	24	0.76%	24	0.77%	23	0.75%	28	0.89%	27	0.84%
Home equity—closed-end	17	0.68%	12	0.50%	13	0.51%	13	0.54%	14	0.57%
Consumer credit card	20	1.39%	19	1.36%	18	1.34%	18	1.35%	19	1.43%
Other consumer—exit portfolios	1	13.40%	1	9.52%	2	8.16%	2	5.61%	3	5.86%
Other consumer	76	1.25%	67	1.08%	65	1.06%	70	1.13%	91	1.47%
Total consumer (1)	293	0.89%	238	0.72%	230	0.84%	236	0.84%	260	0.92%
Total accruing 30-89 days past due loans (1)	$367	0.38%	$369	0.38%	$300	0.31%	$300	0.31%	$330	0.34%

Accruing 90+ Days Past Due Loans	As of
($ amounts in millions, %'s calculated using whole dollar values)	12/31/2024		9/30/2024		6/30/2024		3/31/2024		12/31/2023
Commercial and industrial	$7	0.01%	$3	0.01%	$6	0.01%	$7	0.01%	$11	0.02%
Commercial real estate mortgage—owner-occupied	1	0.02%	1	0.02%	1	0.03%	—	0.01%	—	0.01%
Total commercial	8	0.01%	4	0.01%	7	0.01%	7	0.01%	11	0.02%
Commercial investor real estate mortgage	—	—%	40	0.60%	23	0.35%	—	—%	23	0.35%
Total investor real estate	—	—%	40	0.45%	23	0.26%	—	—%	23	0.26%
Residential first mortgage—non-guaranteed (2)	88	0.45%	75	0.38%	73	0.37%	69	0.35%	61	0.31%
Home equity—lines of credit	16	0.52%	16	0.52%	18	0.56%	19	0.60%	20	0.62%
Home equity—closed-end	7	0.30%	7	0.27%	6	0.26%	7	0.29%	7	0.30%
Consumer credit card	20	1.41%	19	1.40%	18	1.36%	19	1.42%	20	1.45%
Other consumer—exit portfolios	—	3.89%	—	2.22%	—	1.42%	—	1.08%	—	0.81%
Other consumer	27	0.44%	22	0.36%	21	0.34%	26	0.42%	29	0.46%
Total consumer (2)	158	0.48%	139	0.43%	136	0.53%	140	0.55%	137	0.51%
Total accruing 90+ days past due loans (2)	$166	0.17%	$183	0.19%	$166	0.17%	$147	0.15%	$171	0.17%

Total delinquencies (1) (2)	$533	0.55%	$552	0.57%	$466	0.48%	$447	0.46%	$501	0.51%
(1)Excludes loans that are 100% guaranteed by FHA and guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 30-89 days past due guaranteed loans excluded were $62 million at 12/31/2024, $52 million at 9/30/2024, $50 million at 6/30/2024, $45 million at 3/31/2024, and $46 million at 12/31/2023.
(2)Excludes loans that are 100% guaranteed by FHA and all guaranteed loans sold to Ginnie Mae where Regions has the right but not the obligation to repurchase. Total 90 days or more past due guaranteed loans excluded were $55 million at 12/31/2024, $46 million at 9/30/2024, $40 million at 6/30/2024, $44 million at 3/31/2024, and $34 million at 12/31/2023.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
Forward-Looking Statements
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The words “future,” “anticipates,” “assumes,” “intends,” “plans,” “seeks,” “believes,” “predicts,” “potential,” “objectives,” “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” “would,” “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. Forward-looking statements are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below:
•Current and future economic and market conditions in the United States generally or in the communities we serve (in particular the Southeastern United States), including the effects of possible declines in property values, increases in interest rates and unemployment rates, inflation, financial market disruptions and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions.
•Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our businesses and our financial results and conditions.
•Changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets (such as our portfolio of investment securities) and obligations, as well as the availability and cost of capital and liquidity.
•Volatility and uncertainty about the direction of interest rates and the timing of any changes, which may lead to increased costs for businesses and consumers and potentially contribute to poor business and economic conditions generally.
•Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases.
•Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, credit loss provisions or actual credit losses where our allowance for credit losses may not be adequate to cover our eventual losses.
•Possible acceleration of prepayments on mortgage-backed securities due to declining interest rates, and the related acceleration of premium amortization on those securities.
•Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income.
•Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, or the need to price interest-bearing deposits higher due to competitive forces. Either of these activities could increase our funding costs.
•Possible downgrades in our credit ratings or outlook could, among other negative impacts, increase the costs of funding from capital markets.
•The loss of value of our investment portfolio could negatively impact market perceptions of us.
•Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our businesses.
•The effects of social media on market perceptions of us and banks generally.
•The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Volatility in the financial services industry (including failures or rumors of failures of other depository institutions), along with actions taken by governmental agencies to address such turmoil, could affect the ability of depository institutions, including us, to attract and retain depositors and to borrow or raise capital.
•Our ability to effectively compete with other traditional and non-traditional financial services companies, including fintechs, some of which possess greater financial resources than we do or are subject to different regulatory standards than we are.
•Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue.
•Our inability to keep pace with technological changes, including those related to the offering of digital banking and financial services, could result in losing business to competitors.
•The development and use of AI presents risks and challenges that may impact our business.
•Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and nonfinancial benefits relating to our strategic initiatives.
•The risks and uncertainties related to our acquisition or divestiture of businesses and risks related to such acquisitions, including that the expected synergies, cost savings and other financial or other benefits may not be realized within expected timeframes, or might be less than projected; and difficulties in integrating acquired businesses.
•The success of our marketing efforts in attracting and retaining customers.
•Our ability to achieve our expense management initiatives.
•Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair the ability of those borrowers to service any loans outstanding to them and/or reduce demand for loans in those industries.
•The effects of geopolitical instability, including wars, conflicts, civil unrest, and terrorist attacks and the potential impact, directly or indirectly, on our businesses.
•Fraud, theft or other misconduct conducted by external parties, including our customers and business partners, or by our employees.
•Any inaccurate or incomplete information provided to us by our customers or counterparties.
•Inability of our framework to manage risks associated with our businesses, such as credit risk and operational risk, including third-party vendors and other service providers, which inability could, among other things, result in a breach of operating or security systems as a result of a cyber-attack or similar act or failure to deliver our services effectively.
•Our ability to identify and address operational risks associated with the introduction of or changes to products, services, or delivery platforms.
•Dependence on key suppliers or vendors to obtain equipment and other supplies for our businesses on acceptable terms.
•The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts.
•Our ability to identify and address cyber-security risks such as data security breaches, malware, ransomware, “denial of service” attacks, “hacking” and identity theft, including account take-overs, a failure of which could disrupt our businesses and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation.

Regions Financial Corporation and Subsidiaries
Financial Supplement (unaudited) to Fourth Quarter 2024 Earnings Release
•The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses.
•The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries.
•The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results.
•Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, such as changes to debit card interchange fees, special FDIC assessments, any new long-term debt requirements, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self-regulatory agencies, including as a result of the changes in U.S. presidential administration, control of the U.S. Congress, and changes in personnel at the bank regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses.
•Our capital actions, including dividend payments, common stock repurchases, or redemptions of preferred stock, must not cause us to fall below minimum capital ratio requirements, with applicable buffers taken into account, and must comply with other requirements and restrictions under law or imposed by our regulators, which may impact our ability to return capital to shareholders.
•Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance of such tests and requirements.
•Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition and market perceptions of us could be negatively impacted.
•Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time.
•Our ability to receive dividends from our subsidiaries, in particular Regions Bank, could affect our liquidity and ability to pay dividends to shareholders.
•Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated.
•The effects of anti-takeover laws and exclusive forum provision in our certificate of incorporation and bylaws.
•The effect of new tax legislation and/or interpretation of existing tax law, which may impact our earnings, capital ratios and our ability to return capital to shareholders.
•Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect.
•Any impairment of our goodwill or other intangibles, any repricing of assets or any adjustment of valuation allowances on our deferred tax assets due to changes in tax law, adverse changes in the economic environment declining operations of the reporting unit or other factors.
•The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes and environmental damage (especially in the Southeastern United States), which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and frequency of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change.
•The impact of pandemics on our businesses, operations and financial results and conditions. The duration and severity of any pandemic as well as government actions or other restrictions in connection with such events could disrupt the global economy, adversely affect our capital and liquidity position, impair the ability of borrowers to repay outstanding loans and increase our allowance for credit losses, impair collateral values and result in lost revenue or additional expenses.
•The effects of any damage to our reputation resulting from developments related to any of the items identified above.
•Other risks identified from time to time in reports that we file with the SEC.

The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2023 and in Regions’ subsequent filings with the SEC.
You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law.
Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Jeremy King at (205) 264-4551.